I CERTIFY THIS IS A COPY OF A                                            Ex. 3.2
DOCUMENT FILED ON
JUN 13 1997
/s/ John S. Powell
12  JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA

                                     FORM 21
                                  (Section 371)
                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 318692

                                   COMPANY ACT

                               SPECIAL RESOLUTION
                               ------------------

     The following special resolution was passed by the undermentioned Company on date stated:

Name of Company:                 Southhampton Enterprises Corp.

Date Resolution passed:          December 12, 1996

Resolution:

                    "RESOLVED, AS A SPECIAL RESOLUTION THAT:

1. The authorized capital of the Company be increased by creating an additional 280,000,000 common shares without par value and 30,000,000 Preferred shares without par value;

2. The authorized capital of the Company consists of 330,000,000 shares divided into 30,000,000 Preferred shares without par value and 300,000,000 common shares without par value;

3. The Preferred shares have attached to them the special rights and restrictions set out in Part 26;

4. The Articles of the Company be altered by the addition of the Part 26 set forth in the attached Schedule "A";

5. The Table of Contents of the Articles of the Company be altered by the addition of the following:

     "Part 26 Rights and Restrictions Attaching to Preferred Shares"

6. The Memorandum of the Company be altered to read as set out in the attached Schedule "B",

          CERTIFIED a true copy May 30, 1997.

                                        /s/Illegible
                                        Signature

                                        Solicitor
                                        Relationship to Company

                                  SCHEDULE "A"

26.1 The Preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Part 26.

26.2 Preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any Preferred shares of any particular series, alter the memorandum of the Company to fix the number of Preferred shares in, and to determine the designation of the Preferred shares of that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the Preferred shares of that series, including, without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, noncumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for and the terms and conditions of any purchase for cancellation or redemption thereof, including, without in any way limiting or restricting the generality of the foregoing, redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions.

                                  SCHEDULE "B"

                          PROVINCE OF BRITISH COLUMBIA
                                   COMPANY ACT
                                   -----------

                               ALTERED MEMORANDUM
           (as altered by Special Resolution passed December 12, 1996)
                                       OF
                            ANTIGUA ENTERPRISES INC.

1.   The name of the Company is "ANTIGUA ENTERPRISES INC.".

2. The authorized capital of the Company consists of Three Hundred and Thirty Million (330,000,000) shares divided into:

     (a)  Three Hundred Million  (300,000,000)  Common shares without par value;
          and

     (b)  Thirty Million (30,000,000) Preferred shares without par value.

3. The Thirty Million (30,000,000) Preferred shares without par value shall have attached thereto those special rights and restriction set forth in
     Part 26 of the Articles of the Company.

I CERTIFY THIS IS A COPY OF A
DOCUMENT FILED ON
JUN 13 1997
/s/ John S. Powell
12  JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA


                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 318692

                                   COMPANY ACT
                                Section 229(1)(b)

                              DIRECTORS' RESOLUTION
                              ---------------------

     The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:                       Southhampton Enterprises Corp.

Date Resolution passed:                June 11, 1997

RESOLVED

1.   THAT  pursuant  to the  provisions  of  Part  26.2 of the  Articles  of the
     Company:

     (a) the number of preferred shares in the capital of the Company to constitute the first series of such shares be fixed at 10,000,000;

     (b) the designation of the said first series of preferred shares be determined as Convertible Preferred Shares Series "A";

     (c) the Memorandum of the Company be altered to be in the form as set out in the Altered Memorandum attached hereto as Schedule "A"; and

     (d) there be attached to the Convertible Preferred Shares Series "A" the special rights and restrictions set out in Part 26.3 of the Articles of the Company as adopted by the Resolution of the Directors of the Company of today's date.

2. THAT pursuant to Part 26.2 the Articles of the Company be altered by adding the following as Part 26.3 thereof, namely:

     "26.3 The Convertible Preferred Shares Series "A" (the "Series "A" Shares") shall have attached thereto the following special rights and restrictions:

     (a) Holders of Series "A" Shares shall not be entitled to receive notice of, to attend at or to vote at any general meeting of the members of the Company;

     (b) Holders of Series "A" Shares will be entitled to receive for the period from the issuance thereof to the fifth anniversary date of such issuance a fixed cumulative preferential cash dividend at a rate of 12% per annum calculated from the date of issue thereof upon the subscription price therefor payable annually on the first day of July of each year provided that the payment or accrual of such dividend in whole or in part shall be subject to the discretion of the directors of the Company;

     (c) In the event of the liquidation, dissolution or winding up of the Company the holders of the Series "A" Shares shall have preference over the holders of Common shares and the holders of all other shares of the Company to the extent of the Redemption Amount (as hereinafter defined) of the Series "A" Shares together with all accrued and unpaid cumulative dividends thereon. After payment of such amounts the holders of Series "A" Shares will not be entitled to share in any further distribution of property of the Company. If the property of the Company is insufficient to pay in full the amount hereinbefore set out on all of the Series "A" Shares then such property will be applied firstly to the payment, pro rata, of an amount equal to the Redemption Amount thereof (as hereinafter defined) and secondly to the payment, pro rata, of an amount equal to dividends accrued and unpaid thereon.

     (d) Holders of Series "A" Shares shall have the right, at any time up to four o'clock in the afternoon (Vancouver time) on the fifth anniversary date of the issue thereof, to convert fully paid Series "A" Shares into Common shares without par value in the capital of the Company (as such may exist at the date of such conversion). The conversion price of the Series "A" Shares shall be as follows:

     Time of Conversion                                         Conversion Price
     ------------------                                         ----------------

(i)      from the date of issue to 4-00 pm. (Vancouver time)
         on the first  anniversary date of the issue thereof           0

(ii)     from the day following the first  anniversary  date
         of the  issue to 4:00 pm.  (Vancouver  time) on the
         second anniversary date of the issue thereof                $ 1.25

(iii)    from the day following the second  anniversary date
         of the issue to 4:00 p.m.  (Vancouver  time) on the
         third anniversary date of the issue thereof                 $ 2.50

(iv)     from the day following the third  anniversary  date
         of  issue  to 4:00  p.m.  (Vancouver  time)  on The
         fourth anniversary date of the issue thereof                $ 3.75

(v)      from the day following the fourth  anniversary date
         of issue to 4:00 p.m. (Vancouver time) on the fifth
         anniversary date of issue thereof                           $ 5.00

(e) The conversion right herein provided for may be exercised by notice in writing given to the Company accompanied by the certificate or certificates representing the Series "A" Shares in respect of which the holder thereof desires to exercise such right of conversion in whole or in part together with an amount payable to the Company equal to the Conversion Price applicable to the Time of Conversion within which such written notice is received by the Company multiplied by the number of Series "A" Shares which the holder desires to convert (collectively a "Conversion Notice"). Such Conversion Notice shall be signed by the person or persons registered in the books of the Company as the holder of the Series "A" Shares in respect of which such right is being exercised or by his or their duly authorized attorney and shall specify the number of Series "A" Shares which the holder desires to have converted. Upon the Company receiving such Conversion Notice, the Company shall, within 10 business days, issue certificates for that number of Common shares equal to the number of Series "A" Shares in respect of which a complete Conversion Notice is received to the registered holder of the Series "A" Shares represented by the certificate or certificates accompanying such Conversion Notice, or in such name or names as such registered holder may direct in writing (either in the said Conversion Notice or otherwise) provided that if less than all the Series "A" Shares represented by any certificate or certificates accompanying any such Conversion Notice are to be converted, the holder shall be entitled to receive, at the expense of the Company, a new certificate representing the Series "A" Shares comprised in the certificate or certificates delivered as aforesaid which are not to be converted.

(f) The Company may redeem the whole or any part of the issued and outstanding Series "A" Shares on payment of the sum of $6.75 (the "Redemption Amount") for each share to be redeemed together with an amount equal to any dividends accrued and unpaid thereon provided however that not less than thirty days notice in writing of such redemption is given by mailing such notice to the registered holders of the Series "A" Shares to be redeemed specifying a date and place or places of redemption unless the holders of the Series "A" Shares to be redeemed waive any notice required to be given under this paragraph which waiver, whether given before or after the redemption, will cure any default in giving such notice and if notice as required of any redemption is given by the Company and monies in an amount sufficient to redeem the Series "A" Shares plus all accrued and unpaid dividends thereon be deposited with any trust company or chartered bank of Canada as specified on any notice given on or before the date fixed for redemption, the holders thereafter will have no rights against the Company in respect of such Series "A" Shares except upon the surrender of the certificates for the Series "A" Shares to be redeemed to receive payment for them out of the monies so deposited. Upon the mailing of a notice pursuant to this Article 25.3(f) the right of a holder to deliver a Conversion Notice in respect of the Series "A" Shares which are the subject matter of such notice shall be thereafter suspended unless and until the Company shall fail to complete the redemption set out in such notice.

(g) For greater certainty the Company may redeem Series "A" Shares to the exclusion of shares of any other class and notwithstanding anything in these Articles to the contrary, if not all of the outstanding Series "A" Shares are to be redeemed, the Series "A" Shares to be redeemed shall be selected in proportion to the number of Series "A" Shares registered in the name of each holder of Series "A" Shares.

(h) If a part only of the Series "A" Shares represented by any certificate are to be redeemed then a new certificate representing the Series "A" Shares which are not to be redeemed shall be issued at the expense of the Company.

(i) No Series "A" Shares are to be redeemed if to do so would reduce the value of the net assets of the Company to less than the aggregate of the redemption amount of all issued shares of all other classes which have rights on liquidation in priority to the rights of the Series "A" Shares.

(j) The Company may at any time and from time to time offer to purchase for cancellation all or any number of Series "A" Shares at any price by a pro rata tender to all holders of Series "A" Shares provided in such case the price for each Series "A" Share so purchased for cancellation shall not exceed the Redemption Amount plus an amount equal to dividends accrued and unpaid to the date of purchase.

(k) The holders of the Series "A" Shares shall have the right if, the Company shall complete the sale of any of its securities by way of an initial public offering through the facilities of NASDAQ, and the aggregate net proceeds of such offering exceeds S8,000,000.00 US, by notice in writing delivered to the registered office of the Company (a "Retraction Notice") not later than four o'clock in the afternoon Vancouver time, on the 10th day following completion of such initial public offering to require the Company to redeem all or a portion of the Series "A" Shares registered in that holder's name (the "Retracted Shares") at a price equal to the subscription price thereof (the "Retraction Price") plus any accrued dividends due thereon as at the date of the Retraction Notice. Such holder must, upon delivery of a Retraction Notice, deliver therewith a certificate or certificates representing the Retracted Shares registered in the holder's name which certificate or Certificates shall be duly endorsed for surrender to the Company for cancellation. Upon receipt of the Retraction Notice and the certificate or certificates for the Retracted Shares of the Company, not more than thirty days thereafter, shall deliver a cheque in the sum of the Retraction Price plus any accrued dividends due thereon to the holder at that holder's address Provided That a holder shall not, prior to payment of the Retraction Price have exercised any right of conversion as set out hereinbefore in respect of the Retracted Shares. For greater certainty the payment of the Retraction Price and any accrued dividends date on the Retracted Shares to the holders thereof shall only be made from the aggregate net proceeds of the initial public offering in excess of the amount of $8,000,000.00 US (the "Residual Proceeds"). In the event that the Residual Proceeds are less than the amount required to redeem all Retracted Shares in respect of which holders thereof shall have delivered Retraction Notices to the Company (collectively the "Aggregate Retracted Shares") the Company shall only be required to redeem that number of the Retracted Shares of a holder obtained when the number of Retracted Shares of a holder is multiplied by a fraction of the numerator of which is the number of Retracted Shares of a holder and the denominator of which is the number of Aggregate Retracted Shares. If a part only of the Series "A" Shares represented by a certificate or certificates delivered as part of a Retraction Notice are to be redeemed then a new certificate representing the Series "A" Shares which are not to be redeemed shall be issued at the expense of the Company.

(l) So long as any of The Series 'A" Shares are outstanding the Company shall not:

     (i) declare, pay or set apart for payment any dividend on the Common shares or any shares of the Company ranking as to the payment of dividends junior to the Series "A" Shares;

     (ii) redeem, purchase for cancellation or otherwise retire or make any capital distribution on or in respect of any Common shares or other shares ranking as to the return of capital junior to the Series "A" Shares; or

     (iii) issue any additional Series "A" Shares or any shares ranking as to either the payment of dividends or the return of capital in priority to or pari passu with the Series "A" Shares;

     unless a resolution of the holders of the Series "A" Shares which complies with the provisions of Section 226 of the Company Act R.S.B.C. 1996, C. 62 has been received by the Company."

Certified a true copy the 11th day of June, 1997.

                                        /s/ James E. Miles
                                        JAMES E. MILES

                                        Director
                                        --------